Exhibit 99.1

IAA, Inc. Announces Acquisition of SYNETIQ Ltd.

Expands presence in the United Kingdom, broadens portfolio and differentiates offering

WESTCHESTER, Ill.--(BUSINESS WIRE)--October 22, 2021--IAA, Inc. (NYSE: IAA), a leading global digital marketplace connecting vehicle buyers and sellers, announced it has signed an agreement to acquire the stock of SYNETIQ Ltd. (“SYNETIQ”), a leading integrated salvage and vehicle dismantling company in the United Kingdom, for £225 million. IAA, Inc. will acquire the stock of SYNETIQ through its indirect wholly owned subsidiary IAA International Holdings Limited.

Founded in 2019 from the merger of four entities, SYNETIQ provides salvage auction services for insurance companies, accident management companies, and other public and private sellers. In addition, the company is a leading seller of reusable parts that are dismantled from salvage vehicles and reissued into the automotive supply chain. SYNETIQ has 14 locations and approximately 500 employees throughout the United Kingdom. The business has capabilities covering the entire salvage journey, from collection to vehicle auction or dismantling, and optimizes vehicle value through parts and material recycling. For the 12 months ended September 30, 2021, the business generated revenue of approximately £154 million. The transaction is expected to be immediately accretive to earnings per share.

John Kett, Chief Executive Officer and President of IAA, said, “We are very excited about the acquisition of SYNETIQ. This transaction significantly expands our business in the United Kingdom from both a scale and portfolio perspective, supporting the overall IAA growth strategy. SYNETIQ’s management team and employees have done a tremendous job of using innovation to maximize value for their customers. We also know that reusable parts are increasingly of interest to UK insurers as they look to satisfy customer needs and meet their environmental goals. SYNETIQ’s focus and expertise in this area is a true differentiator that is consistent with our focus on sustainability in the UK market and beyond. We look forward to welcoming the SYNETIQ team to IAA.”

Tom Rumboll, Chief Executive Officer of SYNETIQ, said, “We are delighted and proud that IAA has recognized the great work the SYNETIQ team is delivering to change the vehicle recycling industry, and deliver optimized financial and environmental returns for our clients. Now we are presented a fantastic opportunity for continued growth supported by IAA’s global footprint, robust marketplace and innovation. From the proud and rich history of the businesses that formed SYNETIQ to what our team has achieved since, this is another milestone moment and the start of the next phase of an exciting future for our business.”

Under the terms of the agreement, IAA will pay £186 million at closing, with the remaining £39 million contingent upon receipt of the merger control approval from the UK Competition and Markets Authority (“CMA”). The final consideration to be paid is subject to working capital and other adjustments. The transaction will be financed through a combination of existing balance sheet cash and existing credit facilities. Closing is expected to occur by the end of October 2021. IAA and SYNETIQ will continue to operate independently in the market until clearance of the transaction is obtained from the CMA.

XMS Capital Partners, LLC is serving as financial advisor to IAA. O’Melveny & Myers LLP and Walker Morris LLP are serving as IAA’s legal advisors, and Deloitte LLP is serving as accounting and tax advisor. EY is serving as exclusive financial advisor to SYNETIQ, and KPMG Law and Euclid Law are serving as their legal advisors.

About IAA

IAA, Inc. (NYSE: IAA) is a leading global digital marketplace connecting vehicle buyers and sellers. Leveraging leading-edge technology and focusing on innovation, IAA’s unique platform facilitates the marketing and sale of total-loss, damaged and low-value vehicles. Headquartered near Chicago in Westchester, Illinois, IAA has nearly 4,000 employees and more than 200 facilities throughout the U.S., Canada and the United Kingdom. IAA serves a global buyer base – located throughout over 170 countries – and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. Buyers have access to multiple digital bidding and buying channels, innovative vehicle merchandising, and efficient evaluation services, enhancing the overall purchasing experience. IAA offers sellers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. For more information on IAA in the U.S. visit IAAI.com, and follow IAA on Facebook, Twitter, Instagram, YouTube and LinkedIn. For more information about IAA in the UK visit IAAIUK.co.uk, and follow IAA in the UK on Facebook, Twitter, Instagram, and LinkedIn.

Forward-Looking Statements:

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this release that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward- looking statements. In this release, such forward-looking statements include statements regarding the expected timing and associated benefits with respect to the acquisition of SYNETIQ Ltd. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks that the anticipated benefits of the proposed acquisition may not be fully realized or take longer to realize than expected; failure to obtain regulatory approvals related to the proposed acquisition; uncertainties regarding ongoing surges of COVID-19 infections, including new more contagious and/or vaccine resistant variants, and the impact on the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread, including the availability, rate of public acceptance and efficacy of COVID-19 vaccines; the loss of one or more significant vehicle suppliers or a reduction in significant volume from such suppliers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and integration of acquired businesses; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 22, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this release are made as of the date on which they are made and we do not undertake to update our forward-looking statements.

Contacts

IAA Contacts
Media Inquiries:
Jeanene O’Brien | IAA, Inc.
SVP, Global Marketing and Communications
(708) 492-7328
jobrien@iaai.com

Analyst Inquiries:
Arif Ahmed | IAA, Inc.
VP, Treasury
(708) 492-7257
arif.ahmed@iaai.com

Caitlin Churchill | ICR
(203) 682-8200
investors@iaai.com